UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 23, 2007 (February 5, 2007)
(Date of Earliest Event Reported)

CYBER DEFENSE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	333-46424 (Commission File Number)	55-0876130 (I.R.S. Employer Identification No.)

10901 Roosevelt Boulevard, Suite 100-D, St. Petersburg, Florida 33716
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-0878

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Notes

This 8K/A is filed simply to correct a clerical mistake as to the name of the Airships.

Item 1.01 Entry into a Material Definitive Agreement.

In 2005, Techsphere Systems International, Inc ("TSI, INC") a wholly owned subsidiary of Cyber Defense Systems, Inc., (the “Registrant”) formed TSI Holdings Co, LLC ("TSI, LLC") a Georgia limited liability company. On January 30, 2007, TSI, INC, reactivated TSI, LLC, in order to raise funds in order deploy two (2) SA-60 Airships. Registrant’s intent is to sell an aggregate of twenty-five (25%) percent membership interest in TSI, LLC to certain accredited investors as defined under Rule 501 in a Regulation D offering.

On February 5th , 2007, Registrant raised $250,000 toward such funding for an aggregate of 2.5% membership interest in the TSI, LLC, leaving Cyber Defense Systems, Inc with an aggregate interest membership of 97.5% in TSI, LLC.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBER DEFENSE SYSTEMS, INC.

Dated: February 23, 2007	By:	/s/ William C. Robinson
William C. Robinson
Chief Executive Officer